                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM 8-K
                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event report) June 5, 2000 (May 12, 2000)
                                                  ---------------------------

                         CITIZENS FIRST FINANCIAL CORP.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     1-4274                      37-1351861
(State or other jurisdiction of     (Commission                   IRS Employer
incorporation of organization)      File Number)              Identification No.

             2101 N. Veteran Parkway, Bloomington, Illinois 61704
             ----------------------------------------------------
                   (Address of principal executive offices)

                                (309) 661-8700
                                --------------
               (Issuer's telephone number, including area code)

                                Not Applicable
                                --------------
        (former name or former address, if changed since last report.)


Total Pages:  3





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Item 5.  Other Events
         ------------

A press release announcing the completion of the sale of Citizens Savings Bank's Eureka branch office is attached as Exhibit 99.1.

                                 Exhibit Index
                                 -------------

       Exhibit No.                                                  Page
       -----------                                                  -----
          99.1            Press release dated May 12, 2000            3



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 5, 2000                      By:  /s/ C. William Landefeld
                                             ----------------------------------
                                               C. William Landefeld
                                               President and Chief Executive
                                               Officer


Dated:  June 5, 2000                      By:  /s/ Dallas G. Smiley
                                             ----------------------------------
                                               Dallas G. Smiley
                                               Senior Vice-President and
                                               Chief Financial Officer





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Exhibit 99.1
------------



FOR IMMEDIATE RELEASE


Contact:
C. William Landefeld
President & Chief Executive Officer
Citizens Savings Bank
2101 North Veterans Parkway
Bloomington, Illinois  61704
(309) 661-8700


                 CITIZENS SAVINGS BANK ANNOUNCES COMPLETION OF
                              THEIR EUREKA BRANCH


     Bloomington, Illinois, May 12, 2000 - C. William Landefeld, President and Chief Executive Officer of Citizens First Financial Corp., the parent company of Citizens Savings Bank, announced on April 28, 2000 the completion of the sale of their Eureka branch office to the Morton Community Bank of Morton, Illinois.

     The sale of the branch facility and its $26.1 million of deposits resulted in an approximate $2.4 million gain ($1.5 million after tax) for Citizens.

Citizens Savings Bank has five offices located in the central Illinois area. Citizens First Financial Corp. is a $323 million asset savings association holding company based in Bloomington, Illinois, and is publicly traded on the American Stock Exchange under the symbol "CBK."





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